Exhibit 99

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota 55102

FOR IMMEDIATE RELEASE

Michael J. Monahan	651.293.2809
Lisa L. Curran	651.293.2185

ECOLAB PROVIDES 2013 ADJUSTED EPS FORECAST

Forecasts mid-teens adjusted EPS growth, excluding the impact of the pending Champion acquisition

2012 adjusted EPS forecast range remains $2.96 to $3.00

ST. PAUL, Minnesota, January 8, 2013: Ecolab Inc. announced today that it looks for strong sales and earnings growth to continue in 2013.

Douglas M. Baker, Jr., Ecolab’s Chairman and Chief Executive Officer, said, “We expect another strong year in 2013. In spite of expected continued soft economic and market trends in 2013, as well as unfavorable pension expense due to lower interest rates, we plan on again driving growth using new product introductions, superior sales and service execution, new account wins, and better customer penetration.  We will also continue to focus on cost reductions, improved operating efficiency, and merger synergies to leverage top line gains and yield margin improvement.

“With our business focused on helping our customers deliver on fundamental global needs including clean water, safe food, abundant energy and healthy environments, we believe we are very well-positioned to deliver steady, above-average growth for 2013 and beyond.  We have made and will continue to make the right investments in our business to further build our product and service capabilities as well as our business base so that we can better service our customers, and as a result of these, generate superior returns for our shareholders.  We remain excited by our opportunities and by our terrific team.”

Ecolab expects 2013 adjusted diluted earnings per share, excluding special gains and charges and discrete tax items, to be in a $3.38 to $3.48 range, including the approximately $0.03 per share dilutive impact of the previously announced Vehicle Care Division sale and excluding the accretive impact of the pending Champion acquisition.  As previously announced, the Champion transaction closing remains subject to clearance by the U.S. Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain other closing conditions. Ecolab previously expected the Champion acquisition to close by year end 2012 and to be accretive to 2013 earnings by approximately $0.12 per share.  As previously disclosed, Ecolab remains confident the transaction will close in early 2013; however, it remains possible that the transaction will not be completed in such a time frame or at all. A delayed closing is not expected to impact the full run-rate accretion of $0.50 per share by 2016. However, 2013 expected accretion will be lower than previously forecast and an updated accretion estimate will be provided when the closing date is determined.

Consistent with its previous forecast, Ecolab expects to deliver full year 2012 adjusted diluted earnings per share in the $2.96 to $3.00 range despite the delayed passage of the 2012 R&D tax credit in early January 2013.  As Ecolab previously announced, the credit was expected to benefit the fourth quarter of 2012 by $0.01 per share.  Due to the delayed approval by Congress, the $0.01 per share R&D tax credit benefit will now be recorded as a discrete tax item in the first quarter of 2013 and not included in our 2012 results.  Special gains and charges for the full year 2012 are expected to be a net charge of approximately $0.60 per share.

Ecolab’s adjusted diluted earnings per share were $2.54 in 2011. Ecolab expects to announce final 2012 results February 26, 2013.

About Ecolab

With 2011 pro forma sales of $11 billion and more than 40,000 employees, Ecolab Inc. (NYSE: ECL) is the global leader in water, hygiene and energy technologies and services that provide and protect clean water, safe food, abundant energy and healthy environments.

Ecolab delivers comprehensive programs and services to the food, energy, healthcare, industrial and hospitality markets in more than 160 countries. For more Ecolab news and information, visit www.ecolab.com.

Cautionary Statements Regarding Forward-Looking Information

This communication contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding economic and market trends; synergies from and potential accretion associated with the Champion acquisition; the expected timing of completion of the Champion acquisition; our financial and business prospects, including forecasted 2012 and 2013 business results, including sales growth, margin improvements, synergies, pension expense, special gains and charges, including R&D tax credit benefits; dilution associated with the Vehicle Care sale; adjusted diluted earnings per share; and the longer-term outlook.  These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. In particular, the ultimate results of any restructuring, integration and business improvement actions, including cost synergies, depend on a number of factors, including the development of final plans, the impact of local regulatory requirements regarding employee terminations, the time necessary to develop and implement the restructuring and other business improvement initiatives and the level of success achieved through such actions in improving competitiveness, efficiency and effectiveness.   In addition, as it relates to the Champion acquisition, these risks and uncertainties include (i) the risk that the regulatory approvals or clearances required for the acquisition may not be obtained, or that required regulatory approvals may delay the acquisition or result in the imposition of conditions that could have a material adverse effect on the company or cause the company to abandon the acquisition, (ii) the risk that the conditions to the closing of the acquisition may not be satisfied, (iii) the risk that a material adverse change, event or occurrence may affect the company or Champion prior to the closing of the acquisition and may delay the acquisition or cause the company to abandon the acquisition, (iv) problems that may arise in successfully integrating the businesses of the company and Champion, which may result in the combined business not operating as effectively and efficiently as expected, (v) the possibility that the acquisition may involve unexpected costs, unexpected liabilities or unexpected delays, (vi) the risk that the businesses of the company or Champion may suffer as a result of uncertainty surrounding the acquisition and (vii) the risk that disruptions from the transaction will harm relationships with customers, employees and suppliers.

Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of our most recent Form 10-Q, our current report on Form 8-K filed October 12, 2012 and the company’s other public filings with the Securities and Exchange Commission (the “SEC”) and include our ability to integrate Nalco and realize the anticipated benefits of the merger as well as to close and integrate the proposed acquisition of Champion; our ability to attract and retain high caliber management talent to lead our business; difficulty in procuring raw materials or fluctuations in raw material costs; our ability to execute key business initiatives; vitality of the markets we serve; the impact of worldwide economic factors such as the worldwide economy, credit markets, interest rates and foreign currency risk; exposure to economic, political and legal risks related to our international operations; the costs and effects of complying with laws and regulations relating to the environment and to the manufacture, storage, distribution, sale and use of our products; changes in laws, regulations or accounting standards; our ability to develop competitive advantages through innovation; our substantial indebtedness; information technology systems failures; the ability to acquire complementary businesses and to effectively integrate such businesses; restraints on pricing flexibility due to contractual obligations; pressure on operations from consolidation of customers, vendors or competitors; public health epidemics; potential losses arising from the impairment of goodwill or other assets; potential loss of deferred tax assets; the occurrence of litigation or claims, including related to the Deepwater Horizon oil spill; acts of war, terrorism, severe weather or natural or man-made disasters; the loss or insolvency of a major customer, supplier or distributor; and other uncertainties or risks reported from time to time in our reports to the Securities and Exchange Commission.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on Forward-Looking Statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Non-GAAP Financial Information

This news release includes financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP financial measures include adjusted diluted earnings per share. We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

We include in special gains and charges items that are unusual in nature, significant in amount and important to an understanding of underlying business performance. In order to better allow investors to compare underlying business performance period-to-period, we provide adjusted diluted earnings per share, which excludes special gains and charges and discrete tax items.

These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies.

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(ECL-E)